UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 22, 2014

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51883	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road

Tarpon Springs, FL 34689

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2014, MagneGas Corporation (the “Company”) finalized a Memorandum of Understanding with Afnetco Recycling (“AFT”), a South African company (the “MOU”). The MOU was signed on December 3, 2014, however, the MOU did not become binding until AFT paid a non-refundable deposit of $10,000 to the Company on December 22. The MOU calls for AFT, by June 22, 2015, to purchase equipment for the gasification of liquid oil waste from the Company for a price of $695,000. Once the purchase is made, AFT will automatically obtain exclusive distribution rights for South Africa for 12 months for all Company products and services related to the processing of oil-based waste. With payment of the $10,000 deposit, AFT currently has the right of first refusal for any business opportunities in South Africa involving Company products and services related to the processing of oil-based waste.

The foregoing description of the terms of the MOU are qualified in its entirety by reference to the provisions of the MOU filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 8.01 Other Events.

On December 29, 2014, the Company issued a press release with regard to the MOU. The press release is filed as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	MOU with Afnetco, dated December 3, 2014.
Exhibit 99.1	Press Release Announcing MagneGas Signs Equipment Purchase Agreement with Afnetco of South Africa, dated December 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: December 29, 2014	By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer